INVESTMENT ADVISORY AGREEMENT

OPTIMUM INVESTMENT ADVISORS,
L.P., a registered investment adviser (the "Adviser"), a limited partnership organized under the laws of the State of Illinois and having its principal office and place of business in Chicago, Illinois (the "Adviser"), and UNIVERSAL CAPITAL INVESTMENT
TRUST, a Massachusetts business trust registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940
Act") and having its principal office and place of business in Chicago, Illinois (the "Trust"), hereby agree as follows:

1. 	APPOINTMENT OF ADVISER.

(a) 	Initial Fund.  The Trust
appoints the Adviser to act as manager
and investment adviser to Universal
Capital Growth Fund (the "Fund"), a
series of the Trust, for the period and on the terms herein set forth. The
Adviser accepts such appointment and
agrees to render the services herein set forth, for the compensation herein provided.

(b) 	Additional Funds.  If the Trust
establishes one or more series of
shares other than the Fund with
respect to which it wishes to retain the Adviser to render management and investment advisory services hereunder, it shall notify the Adviser in writing, indicating the advisory fee which will be payable with respect to the additional series of shares. If the Adviser is willing to render such services, it shall notify the Trust in writing, whereupon such series of shares shall become a Fund hereunder.

2. 	DUTIES OF ADVISER.

The Adviser, at its own expense, shall furnish the following services and facilities to the Trust:

(a) 	Investment Program.  The
Adviser will (i) furnish continuously
an investment program of the Fund,
(ii) determine (subject to the overall
supervision and review of the Board of
Trustees of the Trust (the "Trustees"))
what investments shall be purchased,
held, sold or exchanged by the Fund
and what portion, if any, of the assets
of the Fund shall be held uninvested,
and (iii) make changes on behalf of
the Trust in the investments of the
Fund.  The Adviser will also manage,
supervise and conduct the other affairs
and business of the Trust and the Fund
and matters incidental thereto, subject
always to the control of the Trustees
and to the provisions of the
Declaration of Trust and Bylaws and
the 1940 Act.



(b) 	Office Space and Facilities.
The Adviser shall furnish the Trust
office space in the offices of the
Adviser, or in such other place or
places as may be agreed upon from
time to time, and all necessary office
facilities, simple business equipment,
supplies, utilities, and telephone
service for managing the affairs and
investments of the Trust.  These
services are exclusive of the necessary
services and records of any dividend
disbursing agent, transfer agent,
registrar, custodian or fund accounting
agent.

(c) 	Personnel.  The Adviser shall
provide all necessary executive and
clerical personnel for administering
the affairs of the Trust and shall
compensate the Trustees and all
personnel and officers of the Trust if
such persons are also employees of the
Adviser or its affiliates, except as
provided in Paragraph 3(g) hereof.

(d) 	Portfolio Transactions.  The
Adviser shall place all orders for the
purchase and sale of portfolio
securities for the account of the Fund
with brokers or dealers selected by the
Adviser, although the Fund will pay
the actual brokerage commissions on
portfolio transactions in accordance
with Paragraph 3(d).  In executing
portfolio transactions and selecting
brokers or dealers, the Adviser will
use its best efforts to seek on behalf of the Trust or the Fund the best overall terms available for any transaction.
The Adviser shall consider all factors
it deems relevant, including the
breadth of the market in the security,
the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis).

To the extent contemplated by
the Trust's registration statement
under the 1933 Act, in evaluating the
best overall terms available, and in
selecting the broker or dealer to
execute a particular transaction, the
Adviser may also consider the
brokerage and research services (as
those terms are defined in
Section 28(e) of the Securities
Exchange Act of 1934) provided to the
Fund and/or other accounts over
which the Adviser or an affiliate of the Adviser exercises investment discretion. Consistent with the Rules of Fair Practice of the National
Association of Securities Dealers, Inc.
and subject to seeking the most
favorable combination of net price and
execution available, the Adviser may
consider sales of shares of a Fund as a
factor in the selection of
broker-dealers to execute portfolio
transactions for the Fund.  The
Adviser is authorized to pay to a
broker or dealer who provides such
brokerage and research services a
commission for executing a portfolio
transaction for the Fund which is in
excess of the amount of commission
another broker or dealer would have
charged for effecting that transaction
if, but only if, the Adviser determines
in good faith that such commission
was reasonable in relation to the value
of the brokerage and research services
provided by such broker or dealer,
viewed in terms of that particular
transaction or in terms of all of the
accounts over which investment
discretion is so exercised.


The Adviser (or an affiliate of
the Adviser) may act as broker for
Trust in connection with the purchase
or sale of securities by or to Trust if
and to the extent permitted by
procedures adopted from time to time
by the Trustees.  Such brokerage
services are not within the scope of the duties of the Adviser under this agreement, and, within the limits permitted by law and the Trustees, the Adviser (or an affiliate of the Adviser) may receive brokerage commissions, fees or other remuneration from Trust for such services in addition to its fee for services as Adviser.

(e) 	Other Services.  Within the
limits permitted by law, the Adviser
may receive compensation from the
Trust for other services performed by
it for the Trust which are not within
the scope of the duties of the Adviser
under this agreement.

3. 	ALLOCATION OF EXPENSES.

Except for the services and facilities to be provided by the Adviser as set forth in Paragraph 2 above, the Trust assumes and shall pay all expenses for all other Trust operations and activities and shall reimburse the Adviser for any such expenses incurred by the Adviser. The expenses to be borne by the Trust shall include, without limitation:

(a) 	the charges and expenses of
any registrar, stock transfer or
dividend disbursing agent, custodian
or depository appointed by the Trust
for the safekeeping of its cash,
portfolio securities and other property
or agent performing fund accounting
services;

(b) 	payments under the Trust's
distribution plan or plans adopted
pursuant to rule 12b-1 under the 1940
Act;

(c) 	the charges and expenses of
independent auditors;

(d) 	brokerage commissions and
any other costs incurred for
transactions in the portfolio securities of the Trust;

(e) 	all taxes, including issuance
and transfer taxes, and corporate fees
payable by the Trust to Federal, state
or other governmental agencies;

(f) 	the cost of stock certificates (if
any) representing shares of the Trust;

(g) 	expenses involved in
registering and maintaining
registrations of the Trust and of its
shares with the Securities and
Exchange Commission and various
states and other jurisdictions,
including reimbursements of actual
expenses incurred by the Adviser in
performing such functions for the
Trust and including compensation of
employees of the Adviser in
proportion to the time spent on such
matters;

(h) 	all expenses of shareholders'
and Trustees' meetings, including
meetings of committees and of
preparing, printing and mailing proxy
statements, quarterly reports,
semi-annual reports, annual reports
and other communications to
shareholders (but not expenses of
printing and mailing any such
documents used for promotional
purposes);


(i) 	all expenses of preparing and
setting in type prospectuses, and
expenses of printing and mailing the
same to shareholders (but not
expenses of printing and mailing of
prospectuses and literature used for
promotional purposes);

(j) 	compensation and travel
expenses of Trustees who are not
"interested persons" within the
meaning of the 1940 Act;

 		(k) 	the expense of furnishing, or
causing to be furnished, to each
shareholder a statement of the
shareholder's account, including the
expense of mailing;

(l) 	charges and expenses of legal
counsel in connection with matters
relating to the Trust, including,
without limitation, legal services
rendered in connection with the
Trust's corporate and financial
structure and relations with its
shareholders, issuance of Trust shares
and registration and qualification of
securities under Federal, state and
other laws;

(m) 	the expenses of attendance at
professional meetings of organizations
such as the Investment Company
Institute by the Trustees and officers
of the Trust, and the membership or
association dues of such organizations;

(n) 	the cost and expense of
maintaining the books and records of
the Trust, including general ledger
accounting;

(o) 	the expense of obtaining and
maintaining insurance including a
fidelity bond as required by
Section 17(g) of the 1940 Act;

(p) 	interest payable on Trust
borrowings; and

(q) 	postage.

4. 	ADVISORY FEE.

(a) 	For the services and facilities
to be provided to the Fund by the
Adviser as provided in Paragraph 2
hereof, the Trust shall pay the Adviser
a monthly fee with respect to the Fund
as soon as practical after the last day
of each calendar month, which fee
shall be paid at the rate set forth below based upon the Monthly Average Net
Assets (as defined in subparagraph (c)
below) of the Fund for such calendar
month:



ADVISORY FEE SCHEDULE


Monthly Average
Net Assets

Monthly
Fee Rate

Up to and including $250 million

1/12 of 1.00%

Over $250 million

1/12 of .75%

(b) 	In the case of termination of
this Agreement during any calendar
month, the fee for that month shall be
reduced proportionately based upon
the number of calendar days during
which it is in effect and the fee shall
be computed upon the average net
assets of the Fund for the business
days during which it is so in effect.

(c) 	The "Monthly Average Net
Assets" of the Fund for any calendar
month shall be equal to the quotient
produced by dividing (i) the sum of
the net assets of the Fund, determined
in accordance with procedures
established from time to time by or
under the direction of the Trustees in
accordance with the Agreement and
Declaration of Trust of the Trust, as of the close of business on each day during such month that the Fund was open for business, by (ii) the number of such days.

5. 	EXPENSE LIMITATION.

The Adviser agrees that for any fiscal year of the Trust during which the total of all expenses of the Fund (including investment advisory fees under this agreement, but excluding interest, portfolio brokerage commissions and expenses, taxes and extraordinary items) exceeds the lowest expense limitation imposed in any state in which the Fund is then making sales of its shares or in which its shares are then qualified for sale, the Adviser will reimburse the Fund for such expenses not otherwise excluded from reimbursement by this Paragraph 5 to the extent that they exceed such expense limitation.

6. 	TRUST TRANSACTIONS.

The Adviser agrees that neither it nor any of its officers or directors will take any long or short position in the shares of the Trust; provided, however, that such prohibition:

(a) 	shall not prevent the Adviser
from purchasing shares of the Trust if
orders to purchase such shares are
placed upon the receipt by the Adviser
of purchase orders for such shares and
are not in excess of such purchase
orders received by the Adviser; and


(b) 	shall not prevent the purchase
of shares of the Trust by any of the
persons above described for their
account and for investment.

7. 	RELATIONS WITH TRUST.

Subject to and in accordance with the
Agreement and Declaration of Trust and Bylaws of the Trust and the Articles of Incorporation and Bylaws of the Adviser, respectively, it is understood that the Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, officers, or otherwise, that directors, officers, agents and shareholders of the Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise, and that the effect of any such adverse interests shall be governed by the Agreement and Declaration of Trust, Articles of Incorporation and
Bylaws.

8. 	LIABILITY OF ADVISER AND
OFFICERS AND TRUSTEES OF
THE TRUST

No provision of this Agreement shall be
deemed to protect the Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith, gross negligence or reckless disregard of his obligations and duties. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise the remainder of this Agreement shall not be affected thereby.

9. 	DURATION AND TERMINATION
OF THIS AGREEMENT.

(a) 	Duration.  This Agreement
shall become effective on the date
hereof.  Unless terminated as herein
provided, this Agreement shall remain
in full force and effect until March 31, 2001 and shall continue in full force and effect for successive periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Trustees or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Fund, and
(ii) in either event by the vote of a
majority of the Trustees who are not
parties to this Agreement or
"interested persons" (as defined in the
1940 Act) of any such party, cast in
person at a meeting called for the
purpose of voting on such approval.

Any approval of this
Agreement by the holders of a
majority of the outstanding shares (as
defined in the 1940 Act) of the Fund
shall be effective to continue this
Agreement notwithstanding that this
Agreement has not been approved by
the vote of a majority of the
outstanding shares of the Trust, unless
such approval shall be required by any
other applicable law or otherwise.


(b) 	Termination.  This Agreement
may be terminated at any time,
without payment of any penalty, by
vote of the Trustees or by vote of a
majority of the outstanding shares (as
defined in the 1940 Act) of the Fund,
or by the Adviser on sixty (60) days'
written notice to the other party.

(c) 	Automatic Termination.  This
Agreement shall automatically and
immediately terminate in the event of
its assignment.

10. 	SERVICES NOT EXCLUSIVE.

The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

11. 	LIMITATION OF LIABILITY.

The obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the assets and property of the Trust as provided in the Agreement and Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Declaration of Trust.

IN WITNESS WHEREOF, this Investment
Advisory Agreement has been executed for the Adviser and the Trust by their duly authorized officers, as of the 17th day of August, 2000.

OPTIM
UM
INVES
TMEN
T
ADVIS
ORS,
L.P.


By:
______
______
______
______
______
______
_




UNIVE
RSAL
CAPIT
AL
INVES
TMEN
T
TRUS
T


By:
______
______
______
______
______
______
_
A
ndrew
J.
Goodw
in,
Preside
nt


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